Exhibit 99.1

KKR Closes Acquisition of Global Atlantic Financial Group Limited

Acquisition of leading retirement and life insurance company expected to add approximately $90 billion to KKR’s Assets Under Management
KKR owns approximately 60% of Global Atlantic following successful equity syndication

NEW YORK & BERMUDA, February 1, 2020—KKR & Co. Inc. (NYSE: KKR) and Global Atlantic Financial Group Limited (“Global Atlantic”) today announced the closing of their previously-announced strategic transaction.

Global Atlantic is one of the largest fixed rate and fixed annuity providers in the United States, serving more than two million policyholders through its retirement and life insurance products. It offers annuities for individuals through a network of banks, broker-dealers, and insurance agencies, as well as life insurance for individuals.  Global Atlantic is also a leader in the institutional channel, providing customized reinsurance solutions to its life and annuity company clients. It offers capabilities across block, flow, and pension risk transfer reinsurance to meet its clients’ needs.

Global Atlantic has delivered strong performance since the transaction was announced in July 2020. Based on preliminary financial results of Global Atlantic as of December 31, 2020, the estimated value of the Global Atlantic assets to be managed by KKR as of the closing is approximately $90 billion.  Driven principally by three reinsurance block transactions, this represents asset growth of approximately 25% since the announcement of the transaction.

“Since we announced this transaction, Global Atlantic’s success has been remarkable, and in many ways we are well ahead of our initial expectations,” Joseph Bae and Scott Nuttall, Co-Presidents and Co-Chief Operating Officers of KKR, said. “We welcome Global Atlantic to the KKR family and look forward to supporting its policyholders and clients through our asset management and origination capabilities, as well as our global network.”

Global Atlantic will continue to be led by Chief Executive Officer Allan Levine and its existing senior leadership team. The business will continue to operate as a separate company.  KKR will serve as investment manager for Global Atlantic, allowing Global Atlantic to gain access to KKR’s leading origination engine and asset management capabilities while maintaining a prudent risk-adjusted investment strategy.

“This is an exciting day for Global Atlantic. Being a part of KKR strengthens our position as a leading U.S. annuity and life insurance company, enhances our ability to deliver compelling solutions for our clients and deepens our access to long-term strategic capital,” said Allan Levine, Chairman and Chief Executive Officer of Global Atlantic.  “Our strong results to date were driven by our people and culture.  We are thrilled to be working with the KKR team to capitalize on the significant opportunities we see in front of us. In KKR we have a tremendous partner who shares our values, is aligned around our vision, and committed to our success.”

Transaction Highlights

The transaction valued Global Atlantic at approximately $4.7 billion. Global Atlantic will operate as a consolidated subsidiary of KKR, with KKR owning a controlling interest in Global Atlantic of approximately 60%.

Following the announcement of the transaction, KKR led an equity co-investment process resulting in significant investor demand from new and existing investors in Global Atlantic, including Global Atlantic’s leadership team.  These investors, including Global Atlantic’s management team, own the remainder of Global Atlantic.  The co-investment process also generated an additional $250 million of primary equity capital that will support Global Atlantic’s future growth objectives and provide financial flexibility.

Conference Call

KKR expects to discuss additional details related to the transaction on its Fourth Quarter 2020 Earnings Call, scheduled for February 9, 2021 at 10:00 a.m. ET.

A conference call to discuss KKR’s financial results will be held on Tuesday, February 9, 2021 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR’s website at https://ir.kkr.com/events-presentations/. A slide presentation containing supplemental commentary will be referenced on the call and may also be accessed through this website in advance of the call.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the amount that Global Atlantic will contribute to KKR’s assets under management; KKR’s ability to manage Global Atlantic’s investments; operation of Global Atlantic following the closing of the transaction; expansion and growth opportunities and other synergies resulting from the transaction; and the transaction’s effects on KKR’s operating results.  The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; changes in Global Atlantic’s business, distraction of KKR’s or Global Atlantic’s management or other diversion of resources within each company caused by the transaction; retention of key Global Atlantic employees; Global Atlantic’s ability to maintain business relationships following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; foreign, federal, state and local governmental responses to the pandemic; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s or Global Atlantic’s business strategies including the ability to realize the anticipated synergies from the acquisition; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of Global Atlantic’s investments; KKR’s and Global Atlantic’s compliance with laws applicable to their respective businesses; changes to Global Atlantic as a consolidated subsidiary of KKR; ability of KKR to manage Global Atlantic’s investments; KKR’s control of Global Atlantic; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in Global Atlantic’s business; outcome of Global Atlantic’s litigation and regulatory matters; and the degree and nature of KKR’s and Global Atlantic’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility.

Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

Past performance is not indicative or a guarantee of future performance.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction.

About KKR

KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

About Global Atlantic

Global Atlantic Financial Group Limited, through its subsidiaries, offers a broad range of retirement, life and reinsurance products designed to help our customers address financial challenges with confidence. A variety of options help Americans customize a strategy to fulfill their protection, accumulation, income, wealth transfer and end-of-life needs.

Global Atlantic was founded at Goldman Sachs in 2004 and separated as an independent company in 2013. Its success is driven by a unique heritage that combines deep product and distribution knowledge with leading investment and risk management, alongside a strong financial foundation.

Investors

Craig Larson
1-877-610-4910 (U.S.) / 212-230-9410
investor-relations@kkr.com

Media

KKR
Kristi Huller or Cara Major
212-750-8300
media@kkr.com

Global Atlantic
Brian Ruby
ICR Inc.
GlobalAtlantic@icrinc.com
(203) 682-8268